NEWS RELEASE

At Old Republic:	At Financial Relations Board:

Craig R. Smiddy, President and CEO	Analysts/Investors: Joe Calabrese 212/827-3772

OLD REPUBLIC REPORTS RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2023

OVERALL RESULTS

	Quarters Ended December 31,			Years Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Pretax income	$237.4	$649.0		$747.4	$857.4
Pretax investment gains (losses)	0.2	348.3		(190.9)	(201.1)
Pretax income excluding investment gains (losses)	$237.1	$300.6	(21.1)%	$938.4	$1,058.6	(11.4)%

Net income	$190.6	$512.1		$598.6	$686.4
Net of tax investment gains (losses)	0.1	275.2		(150.8)	(158.6)
Net income excluding investment gains (losses)	$190.4	$236.9	(19.6)%	$749.5	$845.1	(11.3)%

Combined ratio	93.3%	89.6%		92.6%	91.0%

PER DILUTED SHARE

	Quarters Ended December 31,			Years Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Net income	$0.69	$1.73		$2.10	$2.26
Net of tax investment gains (losses)	—	0.93		(0.53)	(0.53)
Net income excluding investment gains (losses)	$0.69	$0.80	(13.8)%	$2.63	$2.79	(5.7)%

SHAREHOLDERS' EQUITY (BOOK VALUE)

				Dec. 31,	Dec. 31,
				2023	2022	% Change
Total				$6,410.7	$6,173.2	3.8%
Per Common Share				$23.31	$21.07	10.6%
________

All amounts in this report are stated in millions except where noted, common stock data and percentages.

CHICAGO – January 25, 2024 – Old Republic International Corporation (NYSE: ORI) today reported pretax income, excluding investment losses (pretax operating income), of $237.1 for the quarter and $938.4 for the full year 2023. Title Insurance pretax operating income was relatively consistent for the quarter, but declined for the full year. General Insurance pretax operating income decreased for the quarter but was higher for the full year.

Results for the quarter and full year are summarized as follows:

•Consolidated combined ratios were 93.3% for the quarter and 92.6% for the full year.
•Consolidated net premiums and fees earned decreased 4.8% for the quarter and 12.6% for the full year. The continued decline in Title Insurance net premiums and fees earned was partially offset by strong growth in General Insurance.
•Net investment income increased 19.1% for the quarter and 25.8% for the full year driven by higher investment yields earned.
•Favorable loss reserve development improved the combined ratio by 4.7 percentage points for the quarter and 4.6 percentage points for the full year.
•Total capital returned to shareholders during the quarter was $122, comprised of $67 in dividends, and $55 of share repurchases. For the year, total capital returned was $806, comprised of $276 in dividends, and $530 of share repurchases.
•Book value per share grew to $23.31, a 15.3% increase for the full year, inclusive of dividends.

Old Republic International Corporation

Old Republic's business is managed for the long run. In this context management's key objectives are to achieve highly profitable operating results over the long term, and to ensure balance sheet strength for the insurance underwriting subsidiaries' obligations. Therefore, the evaluation of periodic and long-term results excludes consideration of all investment gains (losses). Under Generally Accepted Accounting Principles (GAAP), however, net income, inclusive of investment gains (losses), is the measure of total profitability.

In management's opinion, the focus on income excluding investment gains (losses), also described herein as segment pretax operating income, provides a better way to analyze, evaluate, and establish accountability for the results of the insurance operations. The inclusion of realized investment gains (losses) in net income can mask trends in operating results, because such realizations are often highly discretionary. Similarly, the inclusion of unrealized investment gains (losses) in equity securities can further distort such operating results with significant period-to-period fluctuations.

FINANCIAL HIGHLIGHTS
	Quarters Ended December 31,			Years Ended December 31,
SUMMARY INCOME STATEMENTS:	2023	2022	% Change	2023	2022	% Change
Revenues:
Net premiums and fees earned	$1,743.6	$1,830.6	(4.8)%	$6,707.7	$7,675.3	(12.6)%
Net investment income	155.1	130.2	19.1	578.3	459.5	25.8
Other income	42.0	36.2	16.1	163.1	149.9	8.8
Total operating revenues	1,940.8	1,997.2	(2.8)	7,449.3	8,284.9	(10.1)
Investment gains (losses):
Realized from actual transactions and impairments	(8.2)	(30.0)		(21.4)	62.2
Realized from pending sale of mortgage insurance business	(45.6)	—		(45.6)	—
Unrealized from changes in fair value of equity securities	54.1	378.4		(123.9)	(263.4)
Total investment gains (losses)	0.2	348.3		(190.9)	(201.1)
Total revenues	1,941.1	2,345.5		7,258.3	8,083.7
Operating expenses:
Loss and loss adjustment expenses	711.4	565.0	25.9	2,596.6	2,440.2	6.4
Sales and general expenses	975.7	1,114.7	(12.5)	3,843.6	4,719.2	(18.6)
Interest and other charges	16.4	16.8	(1.9)	70.5	66.7	5.7
Total operating expenses	1,703.6	1,696.5	0.4%	6,510.8	7,226.3	(9.9)%
Pretax income	237.4	649.0		747.4	857.4
Income taxes	46.7	136.8		148.7	170.9
Net income	$190.6	$512.1		$598.6	$686.4

COMMON STOCK STATISTICS:
Components of net income per share:
Basic net income excluding investment gains (losses)	$0.70	$0.80	(12.5)%	$2.65	$2.80	(5.4)%
Net investment gains (losses):
Realized investment gains (losses)	(0.16)	(0.08)		(0.19)	0.17
Unrealized from changes in fair value of equity securities	0.16	1.02		(0.34)	(0.69)
Basic net income	$0.70	$1.74		$2.12	$2.28
Diluted net income excluding investment gains (losses)	$0.69	$0.80	(13.8)%	$2.63	$2.79	(5.7)%
Net investment gains (losses):
Realized investment gains (losses)	(0.15)	(0.08)		(0.19)	0.16
Unrealized from changes in fair value of equity securities	0.15	1.01		(0.34)	(0.69)
Diluted net income	$0.69	$1.73		$2.10	$2.26
Cash dividends on common stock	$0.245	$0.230		$0.980	$1.920

We believe the information presented in the following table highlights the most meaningful indicators of ORI's segmented and consolidated financial performance. The information underscores the performance of our underwriting subsidiaries, as well as our sound investment of their capital and underwriting cash flows.

Old Republic International Corporation

Sources of Consolidated Income
	Quarters Ended December 31,			Years Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Net premiums and fees earned:
General insurance	$1,091.5	$986.7	10.6%	$4,119.2	$3,808.6	8.2%
Title insurance	645.4	836.4	(22.8)	2,562.8	3,833.8	(33.2)
RFIG run-off	3.6	5.0	(28.3)	16.4	23.2	(29.2)
Corporate & other	2.8	2.3	22.1	9.1	9.6	(4.9)
Consolidated	$1,743.6	$1,830.6	(4.8)%	$6,707.7	$7,675.3	(12.6)%

Underwriting and related services income (loss):
General insurance	$87.4	$157.3	(44.4)%	$406.0	$400.9	1.3%
Title insurance	28.7	31.2	(8.0)	75.4	261.3	(71.1)
RFIG run-off	0.4	2.3	(81.6)	14.9	28.4	(47.7)
Corporate & other	(18.1)	(3.7)	N/M	(65.8)	(24.9)	(163.2)
Consolidated	$98.5	$187.1	(47.4)%	$430.6	$665.8	(35.3)%

Consolidated underwriting ratio:
Loss ratio:
Current year	45.5%	38.3%		43.3%	35.5%
Prior years	(4.7)	(7.4)		(4.6)	(3.7)
Total	40.8	30.9		38.7	31.8
Expense ratio	52.5	58.7		53.9	59.2
Combined ratio	93.3%	89.6%		92.6%	91.0%

Net investment income:
General insurance	$124.6	$103.1	20.9%	$462.7	$358.0	29.3%
Title insurance	14.9	13.6	9.1	57.0	47.9	18.9
RFIG run-off	1.9	1.5	26.5	6.3	6.7	(6.8)
Corporate & other	13.5	11.9	13.8	52.2	46.8	11.5
Consolidated	$155.1	$130.2	19.1%	$578.3	$459.5	25.8%

Interest and other charges (credits):
General insurance	$17.3	$18.8		$80.9	$69.1
Title insurance	(0.2)	—		(1.0)	0.4
Corporate & other (a)	(0.5)	(1.9)		(9.3)	(2.8)
Consolidated	$16.4	$16.8	(1.9)%	$70.5	$66.7	5.7%

Segmented and consolidated pretax income
(loss) excluding investment gains (losses):
General insurance	$194.8	$241.6	(19.4)%	$787.8	$689.8	14.2%
Title insurance	43.9	45.0	(2.5)	133.5	308.8	(56.7)
RFIG run-off	2.3	3.9	(39.0)	21.2	35.2	(39.9)
Corporate & other	(3.9)	10.0	(139.6)	(4.2)	24.6	(117.3)
Consolidated	237.1	300.6	(21.1)%	938.4	1,058.6	(11.4)%
Income taxes on above	46.6	63.7		188.8	213.4
Net income excluding investment
gains (losses)	190.4	236.9	(19.6)%	749.5	845.1	(11.3)%
Consolidated pretax investment gains (losses):
Realized from actual transactions
and impairments	(8.2)	(30.0)		(21.4)	62.2
Realized from pending sale of
mortgage insurance business	(45.6)	—		(45.6)	—
Unrealized from changes in
fair value of equity securities	54.1	378.4		(123.9)	(263.4)
Total	0.2	348.3		(190.9)	(201.1)
Income taxes (credits) on above	—	73.1		(40.0)	(42.5)
Net of tax investment gains (losses)	0.1	275.2		(150.8)	(158.6)
Net income	$190.6	$512.1		$598.6	$686.4

(a) Includes consolidation/elimination entries.

Old Republic International Corporation

General Insurance Segment Operating Results

	Quarters Ended December 31,			Years Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Net premiums written	$1,067.2	$948.7	12.5%	$4,356.3	$3,978.2	9.5%
Net premiums earned	1,091.5	986.7	10.6	4,119.2	3,808.6	8.2
Net investment income	124.6	103.1	20.9	462.7	358.0	29.3
Other income	41.9	36.0	16.2	162.2	148.9	8.9
Operating revenues	1,258.1	1,125.9	11.7	4,744.3	4,315.6	9.9
Loss and loss adjustment expenses	710.5	559.6	27.0	2,553.3	2,364.6	8.0
Sales and general expenses	335.4	305.8	9.7	1,322.2	1,192.0	10.9
Interest and other charges	17.3	18.8	(7.9)	80.9	69.1	17.0
Operating expenses	1,063.3	884.2	20.3	3,956.4	3,625.8	9.1
Segment pretax operating income	$194.8	$241.6	(19.4)%	$787.8	$689.8	14.2%

Loss ratio:
Current year	70.2%	66.9%		67.7%	67.2%
Prior years	(5.1)	(10.2)		(5.7)	(5.1)
Total	65.1	56.7		62.0	62.1
Expense ratio	26.9	27.3		28.2	27.4
Combined ratio	92.0%	84.0%		90.2%	89.5%

General Insurance net premiums earned increased 10.6% and 8.2% for the quarter and full year 2023, respectively, driven by a combination of premium rate increases, high renewal retention ratios, and new business production, including contributions from recently established underwriting subsidiaries. Premium growth occurred across most lines of coverage and was most pronounced within commercial auto, property and general liability, partially offset by declines in public D&O (included within financial indemnity) and home warranty. Commercial auto, general liability and property achieved strong rate increases while there were rate declines in public D&O and workers' compensation. Net investment income increased significantly in both 2023 periods, driven largely by higher investment yields earned, and to a lesser extent, a higher invested asset base.

The reported loss ratio for General Insurance increased for the quarter and remained consistent for the full year. Favorable loss reserve development remained at elevated levels, however was lower in the fourth quarter. Favorable development for both periods came predominantly from workers' compensation and commercial auto, partially offset by unfavorable development within general liability. The quarter's current year loss ratio includes an increase for all four quarters of 2023, related to higher levels of severity in commercial auto. Overall, the longer term trends in current year loss and expense ratios reflect a shift in the line of coverage mix. Investments in new products and geographies in recent years have diversified the General Insurance business, resulting in shifts in the lines of coverage mix toward lines with lower current period loss ratios and higher expense ratios.

Together, these factors produced highly profitable combined ratios and strong pretax operating income for the periods reported. For General Insurance, we target combined ratios between 90% and 95% over a full underwriting cycle, recognizing that quarterly and annual ratios and trends may deviate from this range, particularly given the long claim payment patterns associated with the business.

Old Republic International Corporation

Title Insurance Segment Operating Results

	Quarters Ended December 31,			Years Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Net premiums and fees earned	$645.4	$836.4	(22.8)%	$2,562.8	$3,833.8	(33.2)%
Net investment income	14.9	13.6	9.1	57.0	47.9	18.9
Other income	0.1	0.1	(1.9)	0.7	0.9	(15.4)
Operating revenues	660.5	850.3	(22.3)	2,620.6	3,882.7	(32.5)
Loss and loss adjustment expenses	(1.0)	4.4	(124.2)	48.7	89.1	(45.3)
Sales and general expenses	617.9	800.9	(22.8)	2,439.3	3,484.2	(30.0)
Interest and other charges	(0.2)	—	(141.9)	(1.0)	0.4	N/M
Operating expenses	616.6	805.3	(23.4)	2,487.0	3,573.8	(30.4)
Segment pretax operating income	$43.9	$45.0	(2.5)%	$133.5	$308.8	(56.7)%

Loss ratio:
Current year	3.3%	3.8%		3.7%	3.6%
Prior years	(3.5)	(3.3)		(1.8)	(1.3)
Total	(0.2)	0.5		1.9	2.3
Expense ratio	95.7	95.7		95.2	90.9
Combined ratio	95.5%	96.2%		97.1%	93.2%

Title Insurance net premiums and fees earned decreased by 22.8% and 33.2% for the quarter and full year 2023, respectively. Both directly produced and agency produced revenues declined, driven by a continued drop in mortgage originations attributable to higher mortgage interest rates. Commercial premiums decreased commensurately, and represent 21% and 22% of premiums earned in the fourth quarter and full year of 2023, respectively. Net investment income increased in both 2023 periods, reflecting higher investment yields earned partially offset by a lower invested asset base.

The Title Insurance loss ratio decreased in both periods reflecting higher levels of favorable development as a percentage of premium.

Expense ratios reflect the impact of a $17.2 state sales tax assessment paid and expensed in the fourth quarter of 2022 and subsequently recovered in early 2023. The assessment increased the 2022 fourth quarter and full year expense ratio by 2.1 and 0.5 percentage points, respectively, and its recovery reduced the 2023 full year expense ratio by 0.7 percentage points. Excluding the impacts of the sales tax assessment, both period's expense ratios remain elevated, generally reflecting lower directly produced revenues that carry higher fixed expenses.

Together, these factors produced lower pretax operating income for the periods reported.

Old Republic International Corporation

RFIG Run-off Segment Operating Results - Mortgage Insurance

	Quarters Ended December 31,			Years Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Net premiums earned	$3.6	$5.0	(28.3)%	$16.4	$23.2	(29.2)%
Net investment income	1.9	1.5	26.5	6.3	6.7	(6.8)
Loss and loss adjustment expenses	0.2	—	N/M	(11.0)	(17.5)	37.2
Pretax operating income	$2.3	$3.9	(39.0)%	$21.2	$35.2	(39.9)%

Loss ratio:
Current year	113.4%	107.6%		91.4%	80.8%
Prior years	(105.4)	(108.2)		(158.3)	(156.3)
Total	8.0	(0.6)		(66.9)	(75.5)
Expense ratio	80.1	54.0		76.5	53.0
Combined ratio	88.1%	53.4%		9.6%	(22.5)%

Given the volatility inherent with a lack of scale, RFIG Run-off is susceptible to produce highly variable results which have recently benefited significantly from favorable loss reserve development. Pretax operating income reflects the continuing drop in net earned premiums offset by favorable loss reserve development from higher levels of cure rates on reported defaults. Extraordinary dividends of $25.0 and $110.0 were paid to the parent company during the fourth quarter and full year 2023, respectively.

During the fourth quarter, a definitive agreement was reached to sell the mortgage insurance business to Arch U.S. MI Holdings Inc., a subsidiary of Arch Capital Group Ltd. The transaction is subject to regulatory approval and is expected to close in the first half of 2024. An estimated loss on the pending sale, inclusive of transaction costs, totaling $45.6 was reflected as a realized investment loss during the fourth quarter.

Old Republic International Corporation

Corporate & Other Operating Results

	Quarters Ended December 31,			Years Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Net life and accident premiums earned	$2.8	$2.3	22.1%	$9.1	$9.6	(4.9)%
Net investment income	13.5	11.9	13.8	52.2	46.8	11.5
Other operating income	—	—	—	—	—	—
Operating revenues	16.5	14.3	15.3	61.4	56.5	8.7
Benefits and loss and loss adjustment expenses	1.6	0.9	71.6	5.5	4.0	36.7
Insurance expenses	0.9	0.8	5.6	3.5	3.3	5.7
Corporate, interest and other expenses - net	17.8	2.4	N/M	56.6	24.4	131.7
Operating expenses	20.4	4.2	N/M	65.7	31.8	106.3
Corporate & other pretax operating income (loss)	$(3.9)	$10.0	(139.6)%	$(4.2)	$24.6	(117.3)%

This segment includes a small life and accident insurance business and the net costs associated with the parent holding company and several internal corporate services subsidiaries. The segment tends to produce highly variable results stemming from volatility inherent from the lack of scale. Investment income in both periods reflects a higher investment yield earned partially offset by a lower invested asset base attributable to the return of capital to shareholders. Corporate net operating expenses in both periods reflect higher personnel related costs. In addition, full year 2023 expenses include a one-time charge of $10.7 relating to changes in the structure of a company benefit plan recorded in the third quarter.

Summary Consolidated Balance Sheet

	December 31,	December 31,
	2023	2022
Assets:
Cash and fixed income securities	$13,375.4	$12,688.7
Equity securities	2,660.8	3,220.9
Other invested assets	151.3	138.0
Cash and invested assets	16,187.6	16,047.7
Accounts and notes receivable	2,201.4	1,927.5
Federal income tax assets	21.8	15.7
Reinsurance balances recoverable	5,951.4	5,588.0
Deferred policy acquisition costs	417.8	382.5
Other assets	1,721.2	1,197.9
Total assets	$26,501.4	$25,159.4

Liabilities and Shareholders' Equity:
Policy liabilities	$3,193.1	$2,970.0
Loss and loss adjustment expense reserves	12,538.2	12,221.5
Federal income tax liabilities	105.6	42.7
Reinsurance balances and funds held	1,380.9	1,079.4
Debt	1,591.2	1,597.0
Other liabilities	1,281.4	1,075.3
Total liabilities	20,090.7	18,986.2
Shareholders' equity	6,410.7	6,173.2
Total liabilities and shareholders' equity	$26,501.4	$25,159.4

Old Republic International Corporation

Cash, Invested Assets, and Shareholders' Equity

				% Change
	December 31,			Dec. '23/	Dec. '22 /
	2023	2022	2021	Dec. '22	Dec. '21
Cash and invested assets:
Fixed income securities, cash and other invested assets	$13,526.7	$12,826.7	$11,516.1	5.5%	11.4%
Equity securities	2,660.8	3,220.9	5,302.8	(17.4)	(39.3)
Total per balance sheet	$16,187.6	$16,047.7	$16,818.9	0.9%	(4.6)%
Total at cost for all	$15,164.4	$15,365.7	$15,045.8	(1.3)%	2.1%

Composition of shareholders' equity per share:
Equity before items below	$20.51	$19.43	$18.51	5.6%	5.0%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)	2.80	1.64	4.26
Total	$23.31	$21.07	$22.77	10.6%	(7.5)%

Segmented composition of
shareholders' equity per share:
Excluding RFIG run-off segment	$22.72	$20.17	$21.48	12.6%	(6.1)%
RFIG run-off segment	0.59	0.90	1.29
Consolidated total	$23.31	$21.07	$22.77	10.6%	(7.5)%

As of December 31, 2023, the consolidated investment portfolio reflected an allocation of approximately 83% to fixed income (bonds and notes) and short-term investments, and 17% to equity securities (common stock). Our investment management process remains focused on retaining quality investments that produce consistent streams of investment income, and we continue to evaluate the investment portfolio mix in light of the current interest rate environment. The fixed income portfolio continues to be the anchor for the insurance underwriting subsidiaries' obligations. The maturities of our fixed income assets are matched to the expected liabilities for claim payment obligations to policyholders and their beneficiaries. Our equity portfolio consists of high-quality common stocks of U.S. companies with long-term records of reasonable earnings growth and steadily increasing dividends.

Old Republic's investment portfolio is directed in consideration of enterprise-wide risk management objectives, intended to ensure solid funding of our insurance underwriting subsidiaries' obligations to policyholders and their beneficiaries, as well as the long-term stability of these subsidiaries’ capital base. For these reasons, the investment portfolio does not contain high risk or illiquid asset classes and has extremely limited exposure to collateralized debt obligations (CDO), credit default and interest rate swaps, hybrid securities, asset-backed securities (ABS), guaranteed investment contracts (GIC), structured investment vehicles (SIV), auction rate variable short-term securities, limited partnerships, derivatives, hedge funds or private equity investments. Moreover, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes. Pursuant to our enterprise risk management guidelines and controls, we perform regular stress tests of our investment portfolio to gain reasonable assurance that periodic downdrafts in market prices do not seriously undermine our financial strength and the long-term continuity and prospects of our insurance underwriting subsidiaries.

Old Republic International Corporation

Changes in shareholders' equity per share are reflected in the following table. As shown, these resulted mostly from net income excluding net investment gains (losses), realized and unrealized investment gains (losses), and dividend payments to shareholders.

Shareholders' Equity Per Share

	Quarter
	Ended
	Dec. 31,	Years Ended December 31,
	2023	2023	2022	2021
Beginning balance	$21.37	$21.07	$22.77	$20.76
Changes in shareholders' equity:
Net income excluding net investment gains (losses)	0.70	2.65	2.80	3.10
Net of tax realized investment gains (losses)	(0.16)	(0.19)	0.17	0.02
Net of tax unrealized investment gains (losses):
Fixed income securities	1.48	1.31	(2.18)	(0.97)
Equity securities	0.16	(0.34)	(0.69)	1.96
Total net of tax realized and unrealized
investment gains (losses)	1.48	0.78	(2.70)	1.01
Cash dividends	(0.245)	(0.98)	(1.92)	(2.38)
Other	—	(0.21)	0.12	0.28
Net change	1.94	2.24	(1.70)	2.01
Ending balance	$23.31	$23.31	$21.07	$22.77
Percentage change for the period	9.1%	10.6%	(7.5)%	9.7%

Managing Old Republic's Insurance Business for the Long-Run
The insurance business is distinguished from most others in that the prices (premiums) charged for most products are set without knowing what the ultimate loss costs will be. We also can't know exactly when claims will be paid, which may be many years after a policy was issued or expired. This casts Old Republic as a risk-taking enterprise managed for the long run. Old Republic therefore conducts the business with a primary focus on achieving favorable underwriting results over cycles, and on maintaining a sound financial condition to support our insurance underwriting subsidiaries' obligations to policyholders and their beneficiaries.

The Company is managed for the long run and with little regard for quarterly or even annual reporting periods. These time frames are too short. Management believes results are best evaluated by looking at underwriting and overall operating performance trends over 10-year intervals. These likely include one or two economic and/or underwriting cycles. This provides enough time for these cycles to run their course, for underwriting and premium rate changes to appear in financial results, and for reserved loss costs to be quantified with greater certainty.

Accompanying Financial Data and Other Information:
•About Old Republic
•Conference Call Information
•Safe Harbor Statement

Financial Supplement:
•A financial supplement to this news release is available on the Company's website:
www.oldrepublic.com

About Old Republic

Chicago-based Old Republic International Corporation is one of the nation's 50 largest shareholder-owned insurance businesses. It is a member of the Fortune 500 listing of America’s largest companies. The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. Old Republic’s general insurance business ranks among the nation’s 50 largest, while its title insurance business is the third largest in its industry.

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. ET (2:00 p.m. CT) today to discuss its fourth quarter 2023 performance and to review major operating trends and business developments. The call can be accessed live on Old Republic's website at www.oldrepublic.com or by dialing 1-888-510-2411, passcode 4060501. Interested parties may also listen to a replay of the call through February 1, 2024 by dialing 1-800-770-2030, passcode 4060501, or by accessing it on Old Republic International's website.

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be particularly affected by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of investment yields and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Title Insurance and RFIG Run-off results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, changes in mortality and health trends, and alterations in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

General Insurance, Title Insurance, Corporate & Other, and RFIG Run-off maintain customer information and rely upon technology platforms to conduct their business. As a result, each of them and the Company are exposed to cyber risk. Many of the Company's operating subsidiaries maintain separate IT systems which are deemed to reduce enterprise-wide risks of potential cybersecurity incidents. However, given the potential magnitude of a significant breach, the Company continually evaluates on an enterprise-wide basis its IT hardware, security infrastructure and business practices to respond to these risks and to detect and remediate in a timely manner significant cybersecurity incidents or business process interruptions.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2022 Form 10-K Annual Report filing to the Securities and Exchange Commission, which is specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For Old Republic's latest news releases and other corporate documents: Please visit us at www.oldrepublic.com

Alternatively, please write or call:

Investor Relations
Old Republic International Corporation
307 North Michigan Avenue, Chicago, IL 60601
(312) 346-8100